SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 KSB

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 19, 2000
                                (Date of Report)

                              CNH Holdings Company
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                   0 17304                     11 2867201
          (Commission File Number) (IRS Employer Identification Number)

                    460 Ogden Street, Denver, Colorado 80218
           (Address of principal executive offices including zip code)

                                 (303) 282 0083
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1. Change in Control of Registrant:

History: CNH Holdings Company (the "Company") is a Nevada corporation originally incorporated in Delaware on April 15, 1987. The Company in 1997 nchanged its name to CNH Holdings Company and its domicile to Nevada.

SEDI and NORM: On June 15, 1998, the Company entered into a reorganization agreement (the "SEDI Reorganization Agreement") with Southport Environmental and Development, Inc. ("SEDI"), and the shareholders of SEDI pursuant to which the Company acquired all of the outstanding proprietary interest of SEDI and, through SEDI, 1/3rd of the outstanding proprietary interest of NORM Services, Group, Inc. ("NORM"), in a share for share exchange which resulted in SEDI becoming a wholly owned subsidiary of the Company, NORM becoming a minority owned subsidiary of SEDI and the shareholders of SEDI acquiring control of the Company through their share ownership. The Company issued 6,000,000 common shares and 200,000 shares of preferred stock in this phase of the acquisition. The majority of these shares were issued to Messrs. Larry V. Tate and Gerald W. Pybas. On August 7, 1998, the Company, through SEDI, acquired the remaining outstanding interest of NORM which was not then owned, issuing 450,000 shares of common stock in exchange. NORM, on this date, had previously acquired all of the assets and liabilities of NSG Rentals, a Texas general partnership, in exchange for common stock of NORM which were concurrently exchanged for common shares of the Company.

On January 13, 2000, the Company reported the sale of SEDI, to Messrs. Larry V. Tate and Gerald W. Pybas, who, at that time, returned 3,000,000 shares of common stock and 184,000 shares of preferred stock to treasury. Subsequently, disagreements arose and litigation was initiated. On April 19, 2000, the SEDI Reorganization Agreement was rescinded by agreement between the parties. This agreement was made a formal order of the court (the "Texas Formal Court Order"), as discussed below. The rescission resulted in the return of all shares of SEDI to Messrs. Tate and Pybas which the Company owned or claimed an ownership interest in effective the date of the original acquisition of SEDI. The rescission acted to return the Company to the same position it occupied on June 14, 1998, as if the acquisition of SEDI and NORM had never occurred and no acts of the board and executive officers governing the Company had transpired subsequent to June 14, 1998.

Telenergy: During the final quarter of calendar 1999, the board then governing the Company organized a wholly-owned subsidiary, Telenergy Communications, Inc. ("Telenergy"). On April 19, 2000, the formation of Telenergy by the Company was rescinded under the Texas Formal Court Order. This rescission resulted in the transfer of all shares of Telenergy to TCA, as defined below, among others, effective the date of formation. The rescission acted to return the Company to the same position it occupied on June 14, 1998, as if the formation of Telenergy had never occurred and no acts of the board and executive officers governing the Company had transpired subsequent to June 14, 1998.

Rancho Santa Fe Contract: On December 15, 1999, the Company reportedly entered into an agreement with Rancho Santa Fe Capital Partners to assist in raising capital for Telenergy. No capital was raised and the agreement was subsequently rescinded on April 19, 2000, under the provisions of the Texas Formal Court Order.

TCA Transaction: On December 24, 1999, the Company reportedly secured a $500,000 bridge loan from Texas Capital Advisors, Inc. ("TCA") The loan agreement was subsequently rescinded by the Texas Formal Court Order on April 19, 2000, and all 4,000,000 of the shares of common stock issued to TCA in obtaining the loan were ordered by the court to be returned to treasury.

Bolton Energy: In January, 2000, the Company purchased Bolton Energy Services, Inc. ("Bolton Energy"), for $100,000 in cash and 300,000 shares of common stock. This acquisition was subsequently rescinded under the provisions of the Texas Formal Court Order on April 19, 2000, and Bolton Energy was transferred to TCA, among others.

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Change in Control: Under the terms and conditions of the SEDI Reorganization
Agreement, the Company issued, in part, 200,000 preferred shares to the shareholders of SEDI, including Messrs. Larry V. Tate and Gerald W. Pybas. Messrs. Tate and Pybas, as discussed above, previously returned 186,000 preferred shares to treasury. An additional 2,000 shares of preferred stock were returned to treasury subsequent to January 13, 2000, leaving 12,000 shares of preferred stock outstanding at March 22, 2000.

The reported transfer of SEDI to Messrs. Tate and Pybas on January 13, 2000, triggered the voting and conversion provisions applicable to the remaining outstanding shares of preferred stock. The holders of these shares on March 22, 2000, appointed a new board of directors and executive officers to govern the Company. Subsequently, the holders of these shares converted into common stock. Each preferred share was converted into 1,000 common shares; thus, 12,000,000 common shares were issued, leaving no preferred shares outstanding.

SEDI and TCA Suits: On April 5, 2000, the Company filed suit in District Court, City and County of Denver, State of Colorado (Case No.: 00-CV-1690) as plaintiff. The suit was filed against Messrs. Larry V. Tate and Gerald W. Pybas and SEDI. The complaint was filed against these defendants principally for the purpose of (1) formally rescinding the acquisition of SEDI on June 15, 1998 and
(2) recovering all shares of stock issued to Messrs. Tate and Pybas.

On April 7, 2000, the Company filed suit in Federal District Court for the State of Colorado (Case No.: 00-S-720) as plaintiff. The suit was filed against Messrs. Larry Tate, Gerald Pybas, Scott Paulson and Robert Baker and TCA. The complaint was filed against these defendants principally for the purpose of formally rescinding their actions from June 14, 1998, and recovering all securities and other consideration which they had received from the Company.

Subsequently,TCA, on behalf of itself and purportedly on behalf of the Company, filed a complaint with the United States District Court for the Southern District of Texas against Messrs. Pierce and Stidham. (Case No. H-00-1218). TCA received a temporary restraining order against Messrs. Pierce and Stidham, and a preliminary injunction hearing was schedule for April 19, 2000. At that hearing, the various parties to the above suits, among others, reached an agreement which was made a formal order of the court (the "Texas Federal Court Order").

The Texas Federal Court Order formally rescinded the SEDI, NORM and Bolton Energy acquisitions and the formation of Telenergy. SEDI was transferred back to Messrs. Tate and Pybas as a result of the rescision. NORM, Bolton Energy and Telenergy were transferred to TCA and Messrs. Paulson and Baker. The Texas Federal Court Order also rescinded all actions of the board and executive officers of the Company from June 14, 1998, through April 19, 2000, and put the Company in the position which it occupied at June 14, 1998, as if none of the actions which had occurred since that time had transpired. As a result, the Company has no assets and no liabilities.

The Texas Federal Court Order also required the return of 4,098,702 shares of common stock to treasury by TCA and 162,300 shares by Mr. Baker. The order further required Messrs. Tate and Pybas to return 620,000 shares of common stock to treasury, leaving these individuals with 1,400,000 shares of common stock which are pledged to secure financial institution loans previously incurred. On repayment of these loans, which aggregate approximately $105,000 in amount, these shares will also be returned to treasury.

Item 2. Acquisition or Disposition of Assets: See Item 1, above.

Item 3. Bankruptcy or Receivership: Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: Not Applicable.

Item 5. Other Events: None.

Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CNH HOLDINGS COMPANY
(Registrant)



By: /s/ Paul M. Lionti
----------------------
Paul M. Lionti, Chief Executive Officer


Date: May 16, 2000